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                                                                    EXHIBIT 11.1

                          DIGITAL VIDEO SYSTEMS, INC.

             STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS

                                                                                                    Nine Month Periods
                                                             Years Ended December 31,               Ended September 30,
                                                             ------------------------           --------------------------
                                                                1994         1995                 1995           1996
                                                             -----------   -----------          -----------    -----------
Net loss.................................................    ($1,653,661)  ($4,483,311)         ($2,480,147)   ($6,242,587)
                                                             ===========   ===========          ===========    ===========

  Weighted average common shares outstanding(1)..........      2,203,380     3,345,900            3,361,526      5,954,113

  Common equivalent shares from preferred stock, warrants
   and stock options issued during the twelve month period
   prior to the Company's proposed initial public
   offering(1)...........................................      1,991,768     1,991,768            1,991,768      1,721,679
                                                             -----------   -----------          -----------    -----------

Shares used in computing net loss per share..............      4,195,148     5,337,668            5,353,294      7,675,792
                                                             ===========   ===========          ===========    ===========

Net loss per share.......................................          ($.39)       ($0.84)               ($.46)         ($.81)
                                                             ===========   ===========          ===========    ===========
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(1)  Excludes shares placed in escrow according to the "Escrow Agreement."